UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 2, 2011
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 2, 2011, Approach Resources Inc. (the “Company”) issued a press release announcing financial and operating results for the three and six months ended June 30, 2011 (the “Earnings Release”). The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations — Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
     On August 2, 2011, the Company issued the Earnings Release discussed above in Item 2.02 of this current report on Form 8-K. The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations — Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.
     On August 2, 2011, the Company posted a new presentation titled “2Q 2011 Quarterly Summary, August 2, 2011” under the “Investor Relations — Presentations” section of the Company’s website, www.approachresources.com. For the benefit of all investors, the presentation is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated August 2, 2011.
99.2	Company presentation titled “2Q 2011 Quarterly Summary, August 2, 2011.”
     In accordance with General Instruction B.2 of Form 8-K, the information in this current report on Form 8-K, including the attached exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
Date: August 3, 2011	By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Release dated August 2, 2011.
99.2	Company presentation titled “2Q 2011 Quarterly Summary, August 2, 2011.”